EXHIBIT 10.13

                        FIRST AMENDMENT TO LOAN AGREEMENT


     THIS FIRST AMENDMENT ("Amendment") made as of this 30th day of November, 2002 among GRISTEDE'S FOODS, INC., a Delaware corporation having its principal place of business at 823 Eleventh Avenue, New York, New York 10019 (the "Borrower"), each of the Subsidiaries of the Borrower listed on Schedule 1 to the Agreement, as hereinafter defined (each individually, a "Guarantor" and collectively, the "Guarantors") (the Borrower and the Guarantors, collectively, the "Credit Parties"), CITIBANK, N.A., a national banking association, having an office at 666 Fifth Avenue, New York, New York 10103 ("Citibank" or a "Bank"), ISRAEL DISCOUNT BANK OF NEW YORK, a New York banking organization, having an office at 511 Fifth Avenue, New York, New York 10017 ("Israel Discount" or a "Bank"), BANK LEUMI USA, a New York trust company, having an office at 562 Fifth Avenue, New York, New York 10036 ("Leumi" or a "Bank") ("Leumi" or a "Bank") and CITIBANK, N.A., as agent for the Banks (the "Agent").

                              W I T N E S S E T H :

     WHEREAS, the Borrower, the Banks and the Agent have entered into a Loan Agreement dated as of the 31st day of October, 2001 (the "Agreement"); and

     WHEREAS, the Banks have made loans to the Borrower as evidenced by certain notes of the Borrower and specifying interest to be paid thereon; and

     WHEREAS, the Credit Parties have requested that the Agent and the Banks agree to amend certain of the financial requirements contained in the Agreement.

     NOW, THEREFORE, in consideration of Ten ($10.00) Dollars and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Borrower, the Guarantors, the Agent and the Banks do hereby agree as follows:

     1.  Defined  Terms.  As  used  in this Amendment, capitalized terms, unless
         --------------
otherwise  defined,  shall  have  the  meanings  set  forth  in  the  Agreement.

     2.  Amendment  to  Citibank's Address.   The address for Citibank contained
         ---------------------------------
in the Loan Documents is hereby modified to be 666 Fifth Avenue, New York, New York 10103.

     3.  Amendments.  (a) The definition of EBITDA set forth in the Agreement is
         ----------
hereby  deleted  in  its  entirety  and  replaced  as  follows:

          "'EBITDA' means, as to the Borrower and its Subsidiaries for any period, the sum of (i) net income (excluding extraordinary gains and losses), plus (ii) interest expense, plus (iii) depreciation expense,
                    ----                        ----
          plus  (iv)  amortization of intangible assets, plus (v) federal, state
          ----                                           ----
          and  local  income taxes deducted in calculating net income, plus (vi)
                                                                       ----
          non-cash  rent  leveling expenses, plus (vii) non-cash items
                                             ----
          permitted by GAAP, plus for the fiscal year ended December 1, 2002 and
                             ----
          the fiscal quarter ending March 2, 2003, $1,400,000.00 of Subordinated Debt, in each case measured for the Borrower and its Subsidiaries on a consolidated basis for such period, computed and consolidated in accordance with GAAP."

          (b) The definition of Funded Debt set forth in the Agreement is hereby deleted in its entirety and replaced as follows:

          "'FUNDED DEBT' means, as to any Person, such Debt of such Person which is (i) all indebtedness or liability for borrowed money (other than
          (x) Subordinated Debt payable to United Acquisition Corp. and/or its Affiliates in an amount not exceeding $14,200,000.00, as such amount may be changed from time to time, and (y) other unsecured Debt owing to either United Acquisition Corp, or any Affiliate of John Catsimatidis); (ii) all indebtedness or liability for the deferred purchase price of property (excluding trade obligations); (iii) all obligations for principal as a lessee under Capital Leases, as determined in accordance with GAAP; (iv) all obligations to reimburse an issuing bank for the amount of all undrawn letters of credit, unmatured drafts accepted or other deferred payment obligations incurred under letters of credit, and (v) all liabilities of such Person under any preferred stock which, at the option of the holder or upon the occurrence of one or more certain events, is redeemable by such holder, or which, at the option of such holder is convertible into Debt."

          (c) Section 2.17 of the Agreement is hereby deleted in its entirety and replaced as follows:

          "SECTION  2.17. APPLICABLE MARGIN. The Prime Applicable Margin and the
                          -----------------
          LIBOR Applicable Margin shall each be determined on the basis of the Borrower's Funded Debt to EBITDA Ratio, as calculated based on the Borrower's consolidated financial statements for its most recent fiscal year or quarter. The Prime Applicable Margin and the LIBOR Applicable Margin shall be determined as follows:

               (i) The initial Prime Applicable Margin shall be 125 basis points and the initial LIBOR Applicable Margin shall be 300 basis points, and each shall be applicable until delivery of the Borrower's consolidated financial statements for its fiscal year ending December 2, 2001 pursuant to Section 5.01(b) hereof.

               (ii) Beginning with delivery of the Borrower's financial statements for the fiscal year ending December 2, 2001, and for each fiscal quarter thereafter the Applicable Margins shall be as follows:


          Funded Debt/EBITDA  Prime Margin   LIBOR Margin
          ------------------  -------------  ------------
           > 3.5 times                1.50%  3.25%
          < 3.5 times                 1.25%  3.00%


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          < 3.0 times                 1.00%  2.75%
          < 2.5 times                 0.75%  2.50%
          < 2.0 times                 0.50%  2.25%
          < 1.5 times                 0.00%  1.75%


               The Agent shall determine the Applicable Margins within five (5) Business Days of its receipt of all required financial statements and certificates.

               Upon the occurrence and during the continuance of a Default or an Event of Default the Prime Applicable Margin and the LIBOR Applicable Margin may, as a result of changes in the Borrower's Funded Debt to EBITDA Ratio, increase but will not decrease."

          (d) Section 5.02(a)(ix)(4) of the Agreement is hereby deleted in its entirety and replaced as follows:

          "(4) The Debt secured by all such Liens shall not exceed $20,000,000.00 at any time outstanding in the aggregate (including without limitation $5,000,000.00 in Capital Lease obligations to Commerce Bank); and"

          (e) Section 5.02(l) of the Agreement is hereby deleted in its entirety and replaced as follows:

          "Losses.  Incur a net loss (i) in excess of $930,000.00 for the fiscal
           ------
          year ending December 1, 2002, or (ii) for any fiscal year thereafter."


          (f) Section 5.03(b) of the Agreement is hereby deleted in its entirety and replaced as follows:

          "(b) Maximum Consolidated Cash Capital Expenditures. The Borrower, the
               ----------------------------------------------
          Guarantors and their respective Subsidiaries will not make Consolidated Cash Capital Expenditures during any fiscal year commencing with the fiscal year ending December 1, 2002 and each fiscal year thereafter in excess of twenty five (25%) percent of EBITDA for such fiscal year plus Subordinated Debt in excess of $14,200,000.00 (the "Permitted Consolidated Cash Capital Expenditures"). If Consolidated Cash Capital Expenditures for any such fiscal year shall exceed Permitted Consolidated Cash Capital Expenditures for such fiscal year as reported in the Borrower's audited annual financial statements referred to in Section 5.01(b)(i) hereof, then the Borrower may obtain additional Subordinated Debt from its Affiliates within sixty (60) days of the due date for the delivery of such financial statements to the Agent and the Banks. Notwithstanding the foregoing, for the fiscal year ending December 1, 2002, Permitted Consolidated Cash Capital Expenditures shall not exceed $8,550,000.00."

          (g) Section 5.03(c) of the Agreement is hereby deleted in its entirety and replaced as follows:

          "(c) Leverage Ratio. The Borrower and the Guarantors will at all times
               --------------
          maintain a Leverage Ratio of not greater than the following, to be tested quarterly at the end of each fiscal quarter:


Date/Fiscal Year Ending                Maximum Leverage Ratio
-----------------------                ----------------------
Quarter ended September 2, 2001                   4.00 to 1.0

End of FYE 2001 and through the first
three fiscal quarters of FYE 2002                 3.75 to 1.0

End of FYE 2002 and through the first
fiscal quarter of FYE 2003                        4.50 to 1.0

Second and third fiscal quarters
of FYE 2003                                       3.50 to 1.0

End of FYE 2003 and thereafter                   3.00 to 1.0"

          (h) Section 5.03(d) of the Agreement is hereby deleted in its entirety and replaced as follows:

          "(d)  Funded  Debt  to  EBITDA Ratio. The Borrower and Guarantors will
                ------------------------------
          maintain at all times on a consolidated basis, a Funded Debt to EBITDA Ratio of not greater than the following, to be measured and tested at the end of each fiscal quarter, and in the case of EBITDA, for a period covering the four (4) fiscal quarters then ended:

Date/Fiscal Year Ending                Funded Debt/EBITDA
-----------------------                ------------------
Quarter ended September 2, 2001               4.00 to 1.0

End of FYE 2001 and through the first
three fiscal quarters of FYE 2002             3.75 to 1.0

End of FYE 2002 and through the first
fiscal quarter of FYE 2003                    4.50 to 1.0

Second and third fiscal quarters
of FYE 2003                                   3.50 to 1.0

End of FYE 2003 and thereafter               3.00 to 1.0"

               (i) Section 5.03(e) of the Agreement is hereby deleted in its entirety and replaced as follows:

          "Fixed  Charge  Coverage  Ratio.  The  Borrower  and  Guarantors  will
           ------------------------------
maintain at all times, on a consolidated basis, a minimum Fixed Charge Coverage Ratio of not less than the following, such ratio to be tested quarterly on a rolling four quarter basis at the end of each fiscal quarter:


Date/Fiscal Year Ending                Fixed Charge Coverage Ratio
-----------------------                ---------------------------
Quarter ended September 2, 2001                        1.05 to 1.0

End of FYE 2001 and through the first
three fiscal quarters of FYE 2002                      1.10 to 1.0

End of FYE 2002 and through the first
fiscal quarter of FYE 2003                             1.10 to 1.0

Second and third fiscal quarters
of FYE 2003                                            1.15 to 1.0

End of FYE 2003 and thereafter                        1.20 to 1.0"


          (i) Section 5.03(g) of the Agreement is hereby deleted in its entirety and replaced as follows:

          "(g)  Minimum  EBITDA.  The  Borrower  and  the  Guarantors shall have
                ---------------
          minimum EBITDA of not less than the following, to be tested annually at the end of each fiscal year:

     Fiscal  Year  Ending                    Minimum  EBITDA
     --------------------                    ---------------

     FYE 2001                                $12,000,000
     FYE 2002                                $12,200,000
     FYE 2003 and thereafter                 $14,000,000"

     5.  Amended and Restated Subordination Agreement.  The Borrower shall cause
         --------------------------------------------
United Acquisition Corp. to deliver to the Agent an amended and restated Subordination Agreement in the amount of $14,200,000.00 by not later than April 30, 2003, which amended and restated Subordination Agreement shall be satisfactory to the Agent and its counsel in all respects.

     6.  Effectiveness.  This  Amendment shall become effective upon the receipt
         -------------
and  satisfactory  review  by  the  Bank  and  its  counsel  of:

          (a) This Amendment, duly executed by the Borrower and each Guarantor; and

          (b) From the Borrower, an amendment fee of $59,850.00 for the pro rata distribution to the Banks.

     7.  Governing  Law.  This  Amendment shall be governed by, and construed in
         --------------
accordance  with,  the  laws  of  the  State  of  New  York.

     8.  Counterparts.  This  Amendment  may  be  executed  in  any  number  of
         ------------
counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

     9.  Ratification.  Except  as  hereby  amended, the Agreement and all other
         ------------
Loan Documents executed in connection therewith shall remain in full force and effect in accordance with their originally stated terms and conditions. The Agreement and all other Loan Documents executed in connection therewith, as amended hereby, are in all respects ratified and confirmed.

                   REMAINDER OF PAGE INTENTIONALLY LEFT BLANK

     IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the year and date first above written.

CITIBANK,  N.A.,  as  Agent

By:
   ----------------------------------
   Anthony V. Pantina
   Vice President

CITIBANK,  N.A.

By:
   ----------------------------------
   Anthony  V.  Pantina
   Vice  President

ISRAEL  DISCOUNT  BANK  OF  NEW  YORK

By:
   ----------------------------------
   Name:
   Title:

By:
   ----------------------------------
   Name:
   Title:

BANK  LEUMI  USA

By:
   ----------------------------------
   Name:
   Title:

By:
   ----------------------------------
   Name:
   Title:

GRISTEDE'S  FOODS,  INC.

By:
   ----------------------------------
   John  Catsimatidis
   Chief  Executive  Officer

CITY  PRODUCE  OPERATING  CORP.

By:
   ----------------------------------
   John  Catsimatidis
   President

NAMDOR  INC.

By:
   ----------------------------------
   John  Catsimatidis
   President